UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 27, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.
See MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Construction Program” of The Southern Company (“Southern Company”) and MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Nuclear Construction” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of Southern Company under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” and of Georgia Power under “Retail Regulatory Matters - Nuclear Construction” in Item 8 of each company’s Annual Report on Form 10-K for the year ended December 31, 2014. See also MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Construction Program - Nuclear Construction” of Southern Company, MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Nuclear Construction” of Georgia Power, and Note (B) to the Condensed Financial Statements under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” in each company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 for additional information regarding (1) the two new nuclear generating units under construction at Plant Vogtle (“Plant Vogtle Units 3 and 4”), (2) the engineering, procurement, and construction agreement between (i) Georgia Power, Oglethorpe Power Corporation, certain wholly-owned subsidiaries of the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light, and Sinking Fund Commissioners (together, the “Vogtle Owners”), and (ii) Westinghouse Electric Company LLC (“Westinghouse”) and CB&I Stone & Webster, Inc. (“S&W” and, together with Westinghouse, the “Contractor”) with respect to Plant Vogtle Units 3 and 4 (the “EPC Agreement”), and (3) the related litigation pending in the U.S. District Court for the Southern District of Georgia between the Contractor and the Vogtle Owners (the “Vogtle Construction Litigation”).
On October 27, 2015, Westinghouse and Chicago Bridge & Iron Co., N.V. (“CB&I”) announced an agreement under which Westinghouse or one of its affiliates will acquire S&W from CB&I, subject to satisfaction of certain conditions to closing. In addition, on October 27, 2015, Westinghouse and the Vogtle Owners entered into a term sheet (the “Term Sheet”) setting forth the terms of a settlement agreement to resolve disputes between the Vogtle Owners and the Contractor under the EPC Agreement, including the Vogtle Construction Litigation.
In accordance with the Term Sheet: (1) the Vogtle Owners and the Contractor will enter into mutual releases of all open claims which have been asserted, including any potential extension of such open claims, as well as future claims that potentially could have been asserted under the original terms of the EPC Agreement, including the Vogtle Construction Litigation, which will be dismissed with prejudice; (2) the EPC Agreement will be amended to restrict the Contractor’s ability to seek further increases in the contract price by clarifying and limiting the circumstances that constitute nuclear regulatory changes in law; (3) enhanced dispute resolution procedures will be implemented; (4) the guaranteed substantial completion dates under the EPC Agreement will be revised to match the current estimated in-service dates of June 30, 2019 for Unit 3 and June 30, 2020 for Unit 4; (5) delay liquidated damages will now commence from the current estimated nuclear fuel loading date for each unit, rather than the original guaranteed substantial completion dates under the EPC Agreement; and (6) Georgia Power, based on its ownership interest, will pay to the Contractor and capitalize to the project cost approximately $350 million, of which approximately $120 million has been paid previously under the dispute resolution procedures of the EPC Agreement. In addition, the Vogtle Owners and the Contractor resolved other open existing items relating to the scope of the project under the EPC Agreement, including cyber security, for which costs were reflected in Georgia Power’s previously disclosed in-service cost estimate. Further, as part of the proposed settlement and in connection with Westinghouse’s proposed acquisition of S&W: (1) the Vogtle Owners will terminate the parent guarantee of The Shaw Group, Inc. (“Shaw Group”) with respect to certain obligations of S&W, subject to obtaining the consent of the U.S. Department of Energy under loan guarantee agreements relating to Plant Vogtle Units 3 and 4; (2) Westinghouse will make provisions to engage Fluor Enterprises, Inc., a subsidiary of Fluor Corporation, as a new construction subcontractor; and (3) the Vogtle Owners, CB&I, and Shaw Group also will enter into mutual releases of any and all claims against each other arising out of the construction of Plant Vogtle Units 3 and 4. The parent guarantee of Toshiba Corporation with respect to certain obligations of Westinghouse will remain in place.
The settlement of the pending disputes between the Vogtle Owners and the Contractor, including the Vogtle Construction Litigation, is subject to consummation of Westinghouse’s proposed acquisition of S&W. In addition, Georgia Power will submit the ultimate settlement agreement terms and the related amendments to the EPC Agreement to the Georgia Public Service Commission for its review.
The ultimate outcome of this matter cannot be determined at this time.
Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the proposed acquisition of S&W by Westinghouse and the terms of a settlement between the Contractor and the Vogtle Owners. Southern Company and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s and Georgia Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the ability of Westinghouse to complete the proposed acquisition of S&W; the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; the ability to control costs and avoid cost overruns during the development and construction of facilities, which includes the development and construction of facilities with designs that have not been finalized or previously constructed; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia Public Service Commission approvals and Nuclear Regulatory Commission actions and related legal proceedings involving the commercial parties; and the ability of counterparties of Georgia Power to make payments as and when due and to perform as required. Southern Company and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2015	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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